Exhibit 10.10

FOUNDER SHARE TRANSFER AGREEMENT

THIS FOUNDER SHARE TRANSFER AGREEMENT (this “Agreement”), dated as of September __, 2021, is by and among Smilodon Capital, LLC, a Delaware limited liability company (the “Sponsor”), Project Energy Reimagined Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), and the investor set forth on the signature page hereto (“Investor”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts (with the allocations for such accounts indicated on the signature page hereto) and for the elimination of doubt such fund or account shall, severally and not jointly, be the Investor hereunder; provided that the IPO Indication (as defined below) for all such managed funds or accounts shall be [9/9%/ 8.5%/ 4.95%] in aggregate (the “Specified Percentage”).

WHEREAS, in connection with the initial public offering (the “IPO”) of 25,000,000 units of the SPAC, Investor has expressed an interest in acquiring up to the Specified Percentage of the units in the IPO (not including any over-allotment option), which amount shall in no event exceed the Specified Percentage of the total Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), underlying the units (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Class B ordinary shares, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.004 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1          Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor [200,000/ 171,717/100,000] Class B Shares (the “Transferred Shares”) for the purchase price of $0.004 per share (such aggregate price for the Transferred Shares, the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”); provided that the number of Transferred Shares shall be proportionally reduced if the number of outstanding Founder Shares is reduced as a result of the sale of less than 25 million Class A Shares in the IPO. [; and provided further, the number of Transferred Shares shall be proportionally reduced if Investor purchases less than the Specified Percentage as a result of Investor being allocated less than Investor’s IPO Indication.][1] Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds by wire transfer or other method agreed upon by the parties.

(b)	Subject to (i) the fulfillment by Investor of 100% of the IPO Indication (which shall be deemed fulfilled by the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO up to the IPO Indication), (ii) the accuracy of the Investor’s representations and warranties set forth in Section 4 hereof, and (iii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer [of the Transferred Shares (or, in the event the Investor is allocated less than Investor’s IPO Indication, the number of Transferred Shares reduced proportionally][2] shall occur and be effective upon the closing of the IPO and Investor shall be registered as the record owner of the Transferred Shares on the books and records of the SPAC’s transfer agent (subject to Investor providing such information as the transfer agent customarily and reasonably requests to record such ownership).

(c)	Following the transfer to Investor, the number of Transferred Shares shall not be subject to cut-back, mandatory repurchase, redemption, reduction or forfeiture prior to or in connection with the Business Combination (as defined below), including, without limitation, in the event the underwriters for the IPO do not exercise their over-allotment option or a result of any forfeitures, concessions, modifications or “earn-out” triggers in connection with the negotiation of a Business Combination; provided, for the avoidance doubt, the foregoing shall not preclude the waiver of the anti-dilution provisions with respect to the Founder Shares in accordance with the SPAC’s certificate of incorporation as provided therein, the conversion of the Transferred Shares into Class A Shares in accordance with SPAC’s memorandum and articles of association or the conversion, exchange or adjustment of the Transferred Shares (or any Class A Shares issued upon conversion thereof), as a matter of law in connection with a merger or otherwise or in connection with an amendment of the SPAC’s or any successor entity’s memorandum and articles of association, certificate of incorporation or comparable organizational documents.

1 Included in agreement with J. Wood Capital only.

2 Included in agreement with J. Wood Capital only.

(d)	In the event the IPO does not occur by October 31, 2021, this Agreement shall terminate and be of no further force and effect.

Section 2          Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor as of the date hereof and as of the closing date of the IPO, as follows:

(a)	The SPAC is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies (the “Enforceability Exceptions”).

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the SPAC’s organizational documents, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)	The Transferred Shares were duly authorized and validly issued, fully paid and non-assessable, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or transfer or other restrictions of any kind (“Encumbrances”), other than those arising under applicable securities laws and as provided in Section 5 below or as otherwise disclosed in the SPAC’s Registration Statement on Form S-1 for the IPO (the “Registration Statement”), and were not issued in violation of, or subject to, any preemptive or similar rights.

(e)	The SPAC’s memorandum and articles of association shall provide that the Transferred Shares will convert into Class A Shares automatically in connection with the consummation of the Business Combination (and will not provide for conversion at the option of the Investor prior to such automatic conversion).

(f)	No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the SPAC in connection with the transactions contemplated by this Agreement.

(g)	None of the information conveyed to the Investor in connection with the transactions contemplated by this Agreement will constitute material nonpublic information of the SPAC upon the effectiveness of the Registration Statement.

Section 3          Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor as of the date hereof and as of the closing date of the IPO, as follows:

(a)	The Sponsor is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

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(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to the Enforceability Exceptions.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the Sponsor’s organizational documents, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor or the Transferred Shares.

(d)	The Transferred Shares (i) are owned of record and beneficially by the Sponsor, free and clear of all Encumbrances, and (ii) upon consummation of the transactions contemplated by this Agreement, the Investor shall own and receive good title to the Transferred Shares, free and clear of all Encumbrances, in each case as otherwise agreed herein, those arising under applicable securities laws or as otherwise disclosed in the Registration Statement.

(e)	No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Sponsor in connection with the transactions contemplated by this Agreement.

Section 4          Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor as of the date hereof and as of the closing date of the IPO, as follows:

(a)	Investor is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, subject to the Enforceability Exceptions.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the Investor’s organizational documents, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of Investor’s investment in the Transferred Shares, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Investor’s interests. Investor acknowledges and agrees that Sponsor is relying upon the representations and warranties made by Investor in the Questionnaire attached as Annex A hereto.

(e)	If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Transferred Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Transferred Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Transferred Shares. Investor’s subscription and payment for and continued beneficial ownership of the Transferred Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

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Section 5          Additional Agreements and Acknowledgements.

(a)	Founder Share Lock-Up.

(i)            Without the written consent of the SPAC (or any successor thereto following the Business Combination), Investor agrees not to Transfer (as defined below), assign or sell any Transferred Shares or any Class A Shares issued upon the conversion thereof until the earlier of (A) one year after the date the SPAC consummates a Business Combination (as defined below) and (B) subsequent to the Business Combination, (x) if the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation a Business Combination or (y) the date on which the SPAC consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the SPAC’s shareholders having the right to exchange their Class A Shares for cash, securities or other property. For the avoidance of doubt, this Section 5 shall not restrict Investor from Transferring any Class A Shares, warrants (including any Class A Shares issued upon exercise of the warrants) or units of the SPAC acquired in the IPO or in the open market or any Class A Shares, warrants or units of the SPAC acquired in any private transaction (other than the Transferred Shares).

(ii)            For purposes of this Agreement, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise

(iii)            Notwithstanding the provisions set forth in this paragraph 5, Transfers of the Transferred Shares and Class A Shares issued or issuable upon the exercise or conversion of the Transferred Shares that are held by Investor or any of its permitted transferees (that have complied with this paragraph 5), are permitted (A) to any person that would be a “Permitted Transferee” of the Sponsor pursuant to the letter agreement among the SPAC and its officers, directors and the Sponsor to be executed in connection with the IPO; (B) to an affiliate of Investor; (C) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (D) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (E) in the case of an individual, pursuant to a qualified domestic relations order; (F) in the event of the SPAC’s liquidation, merger, capital stock exchange or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their shares of Class A Shares for cash, securities or other property subsequent to the SPAC’s completion of an initial Business Combination; provided, however, that in the case of clauses (A) through (E), these permitted transferees must enter into a written agreement with the SPAC agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement.

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(b)	Substantially concurrently with the execution of this Agreement, the SPAC and Sponsor are entering into separate agreements with other “anchor investors” in respect of indications of interest in purchasing units in the IPO. The Sponsor represents that the material terms of such other agreements are not more favorable to such other “anchor investors” thereunder than the terms of this Agreement. In the case that another “anchor investor” is afforded more favorable terms than Investor, or the SPAC or the Sponsor waive any material obligation of such other “anchor investor” under such other agreement, the Sponsor shall promptly notify Investor of such more favorable terms or waiver, and Investor shall have the right to elect to have such more favorable terms, so as to be on the same terms or receive the benefit of the waiver, in which case the parties hereto shall promptly amend this Agreement to effect the same so that the material terms of such other agreements are not more favorable to such other “anchor investors” thereunder than the terms of this Agreement. For the avoidance of doubt, if any other “anchor investor” has an ability to purchase proportionately more Founders Shares relative to its expression of interest in the IPO than the Investor as set forth on the signature page hereto, then such other “anchor investor” shall be considered to have more favorable terms than the Investor. Notwithstanding the foregoing, (i) this provision does not apply to any anchor investor that participates in the at-risk capital of the Sponsor via a meaningful investment or co-sponsorship or enters into a meaningful formal forward purchase agreement in connection with a private investment in public equity (PIPE) in support of the SPAC’s potential business combination or to payments to an anchor investor for acting as a financial advisor to the SPAC in connection with the IPO, and (ii) this provision shall not be applicable as a result of anchor investors that have expressed an interest in purchasing less than 9.9% of the units in the IPO being offered the opportunity to receive proportionally fewer Founder Shares than those anchor investors expressing an interest in 9.9% of the units in the IPO.

(c)	Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

(d)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the SPAC with respect to the Transferred Shares (or any Class A Shares or other securities issued or issuable upon the exercise, conversion or exchange of the Transferred Shares). Investor hereby further waives, with respect to any Transferred Shares (or any Class A Shares or other securities issued or issuable upon the exercise, conversion or exchange of the Transferred Shares) held by it any redemption rights it may have in connection with the completion of the Business Combination or redemption rights it may have with respect to a shareholder vote to approve an amendment to the SPAC’s memorandum and articles of association to modify the substance or timing of the SPAC’s obligation to offer redemption rights in connection with any proposed initial business combination or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. Nothing in this Agreement shall operate as a waiver of any rights held by the Investor in respect of securities of the SPAC other than with respect to the Transferred Shares, including, for the avoidance of doubt, any redemption rights or other claims the Investor may have against the Trust Account in respect of any shares of Class A Shares Investor purchases in the IPO or in the open market or, with respect to any shares (other than Founder Shares) that Investor may later purchase in any transaction other than as described in this Agreement.

(e)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor and other holders of Founder Shares in substantially the form filed as an exhibit to the Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable than the registration rights of the other holders of Founder Shares. The SPAC shall use reasonable best efforts to have an effective registration statement covering the resale of the Transferred Shares prior to the expiration of the Lock-Up Period and shall in any event file a registration statement covering the resale of the Transferred Shares no later than 150 days following the closing of the Business Combination. Following the expiration of any transfer restrictions of the Transferred Shares, if the Transferred Shares are eligible to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Act”), the SPAC shall use reasonably commercial efforts to cause the SPAC’s transfer agent to remove the restrictive legends on the Transferred Shares subject to compliance by Investor with the reasonable and customary procedures for such removal required by the SPAC or its transfer agent.

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(f)	In addition to any restrictions contained in paragraph 5(a), Investor agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Transferred Shares unless, prior thereto (a) a registration statement on the appropriate form under the Act and applicable state securities laws with respect to the Transfer Shares proposed to be transferred shall then be effective, (b) the SPAC has received customary representations reasonably satisfactory to the SPAC that such registration is not required because such transaction is exempt from registration under the Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws or (c) the Transferred Shares may be sold without restriction under Rule 144. Investor acknowledges that because the SPAC is a shell company, Rule 144 under the Act may not be available to Investor for the resale of the Transferred Shares until one year following the consummation of the initial Business Combination of the SPAC, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions. Investor acknowledges that the Transferred Shares will bear restrictive legends evidencing the foregoing restrictions. For clarity, the parties acknowledge that the agreements set forth in this Section 5(f) and in Section 5(a) are made solely between Investor and the SPAC.

Section 6          Miscellaneous.

(a)	Any notice or communication under this Agreement shall be in writing and given by (i) recognized courier or overnight delivery service providing evidence of delivery, or (ii) transmission by hand delivery or electronic mail, if to the Sponsor, or the SPAC, c/o Chief Executive Officer, Project Energy Reimagined Acquisition Corp., 3 Lagoon Drive, Suite 170, Redwood City, California 94065 (srinath@smilodonai.com); and, if to Investor, at Investor’s address or contact information as set forth on the signature page attached hereto. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

(b)	This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto; provided that no consent of the Sponsor shall be required for the amendment, modification or waiver of any term or condition of Section 5(a) or Section 5(f) hereof.

(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties, provided, that Investor may assign this Agreement or any of its rights, interests or obligations hereunder to any of its affiliates at any time without the prior written approval of any party hereto provided such affiliate executes a joinder to this Agreement and executes the Questionnaire attached as Annex A hereto.

(e)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

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(f)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)	This Agreement sets forth the entire agreement and understanding between the SPAC and Sponsor, on the one hand, and Investor, on the other hand, as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(i)	This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

(j)	No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(k)	Except as may be required by law, regulation or applicable stock exchange listing requirements or judicial or administrative order, unless and until the transactions contemplated hereby and the terms hereof have been publicly announced or otherwise publicly disclosed by the Sponsor, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Investor shall be permitted to disclose any information to its affiliates and to its and their control persons, officers, directors, employees, advisors, direct or indirect owners, partners, agents and representatives, in each case so long as such person or entity has been advised of its obligation to comply with the confidentiality provisions hereunder. Investor agrees that SPAC will disclose the terms of this Agreement in the Registration Statement; however, without the prior written consent of Investor, neither the SPAC nor Sponsor nor any affiliate thereof shall disclose the identity of Investor or its affiliates or principals (in any regulatory filing or otherwise) unless required by applicable law or regulation or in connection with any inquiry by a governmental authority (including any request from the Staff of the Securities and Exchange Commission) and, if so required or requested to be disclosed, the SPAC will provide the Investor with a reasonable opportunity to review such proposed disclosure prior to making such disclosure.

(l)	Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, any anchor investor or any of its respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Sponsor or SPAC expressly contained herein in making its investment or decision to invest in the SPAC. All representations and warranties made by the parties hereto in this Agreement shall survive the execution and delivery hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

_________________________________
Print or Type Name of Entity

__________________________________________________________________
Address

Taxpayer I.D. No. (if applicable)	Date:

By:

Signature:
Name:
Title:

[Signature Page to Founder Share Transfer Agreement]

SPAC:
PROJECT ENERGY REIMAGINED ACQUISITION CORP.
By:
Name:	Srinath Narayanan
Title:	Chief Executive Officer

SPONSOR:
SMILODON CAPITAL, LLC
By:	Admit Capital, LLC Its Manager
By:
Name:	Srinath Narayanan
Title:	Manager

[Signature Page to Founder Share Transfer Agreement]

ACCREDITED INVESTOR STATUS QUESTIONNAIRE

1.	Accredited Investor Status. Investor is an “accredited investor” because Investor is (please initial the applicable spaces):

☐	A.	Investor is a natural person whose individual net worth[1] or joint net worth with that person’s spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse) as of the date hereof is in excess of $1,000,000 (excluding the value of the primary residence of Investor).

☐	B.	Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse) in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level during the current year.

☐	C.	Investor is a natural person holding in good standing the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82), or the Licensed Investment Adviser Representative (Series 65) administered by FINRA, or one or more other professional certifications or designations or credentials designated by order of the Securities and Exchange Commission as qualifying an individual for accredited investor status.

☐	D.	Investor is a Knowledgeable Employee.[2]

☐	E.	Investor is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Transferred Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act.

☐	F.	Investor is an employee benefit plan within the meaning of ERISA, and (please check one):

☐	the investment decision has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or

☐	the employee benefit plan has total assets in excess of $5,000,000, or

1 When calculating net worth for purposes of this representation: (i) the value of Investor’s primary residence must not be included as an asset; (ii) indebtedness secured by Investor's primary residence, up to the estimated fair market value of the primary residence as of the date of this Subscription Agreement may not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness secured by Investor’s primary residence in excess of the estimated fair market value of the residence must be included as a liability. Joint net worth can be the aggregate net worth of Investor and spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse); assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard for purposes of this representation does not require that the securities be purchased jointly.

2 “Knowledgeable Employee” means any natural person who is an executive officer, director, trustee, general partner, advisory board member or person serving in a similar capacity of the Company or an affiliated entity that manages the investment activities of the Company, as well as an employee of the Company or such an affiliate who, in connection with such employee’s regular functions, participates in the investment activities of the Company and/or other private investment funds the investment activities of which are managed by such affiliate; provided that such employee has been performing such functions for or on behalf of the Company or such affiliate, or substantially similar functions for or on behalf of another investment management firm, for at least twelve months.

☐	if a self-directed plan, investment decisions are made solely by persons that are accredited investors.

☐	G.	Investor is a private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	H.	Investor is a corporation, Massachusetts or similar business trust, partnership or an organization described in Section 501(c)(3) of the Code, not formed for the specific purpose of acquiring the Transferred Shares with total assets in excess of $5,000,000.

☐	I.	Investor is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐	J.	Investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

☐	K.	Investor is an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state.

☐	L.	Investor is an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act.

☐	M.	Investor is an insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	N.	Investor is an investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act.

☐	O.	Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	P.	Investor is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

☐	Q.	Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	R.	Investor is a “family office,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of acquiring the Transferred Shares, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of a prospective investment in the Company.

☐	S.	Investor is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Advisers Act, of a “family office” meeting the requirements in representation s. above, and whose prospective investment in the Company is directed by such “family office” pursuant to clause (iii) of representation R. above.

☐	T.	Investor is an entity in which each of the equity owners are accredited investors as defined in Rule 501(a) of Regulation D.

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☐	U.	Investor is any entity, of a type not listed in representations E. through T. above not formed for the specific purpose of acquiring the Transferred Shares, owning Investments in excess of $5,000,000.[3]

☐	V.	None of the foregoing statements is true with respect to Investor. If so, Investor’s subscription shall be rejected.

3 For the purposes of this representation, it is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this representation may be available.

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